EXHIBIT 11



CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

COMPUTATION OF PER SHARE EARNINGS (Note 1)
(In Thousands, Except Per Share Data)

________________________________________________________________________________
_________________________
                                                               Six Months to
Three Months to
                                                                  June 30
June 30
                                                           ____________________
_____________________
                                                             1994        1993
1994        1993
________________________________________________________________________________
_________________________
EARNINGS PER SHARE OF COMMON STOCK,
  as Shown on the Consolidated
  Statement of Income

  Income before cumulative effect of change
    in accounting principle. . . . . . . . . . . . . .     $133,987    $ 132,350
$  3,069     $  6,636
  Cumulative effect prior to January 1, 1993,
    of applying Statement of Financial Accounting
    Standards No. 109 (SFAS No. 109) . . . . . . . . .           -        17,422
- - -            -
                                                           ________    _________
________     ________

  Net income . . . . . . . . . . . . . . . . . . . . .     $133,987    $ 149,772
$  3,069     $  6,636
                                                           ========    =========
========     ========

  Average common shares outstanding. . . . . . . . . .       92,977       92,706
93,014       92,802
                                                           ________    _________
________     ________

  Earnings per share of common stock
    Income before cumulative effect of change
      in accounting principle. . . . . . . . . . . . .     $   1.44    $    1.43
$    .03     $    .07
    Cumulative effect prior to January 1, 1993,
      of applying SFAS No. 109 . . . . . . . . . . . .           -           .19
- - -            -
                                                           ________    _________
________     ________

    Net income . . . . . . . . . . . . . . . . . . . .     $   1.44    $    1.62
$    .03     $    .07
                                                           ========    =========
========     ========



PRIMARY EARNINGS PER SHARE

  Income before cumulative effect of change
    in accounting principle. . . . . . . . . . . . . .     $133,987    $ 132,350
$  3,069     $  6,636
  Cumulative effect prior to January 1, 1993,
    of applying SFAS No. 109 . . . . . . . . . . . . .           -        17,422
- - -            -
                                                           ________    _________
________     ________

  Net income . . . . . . . . . . . . . . . . . . . . .     $133,987    $ 149,772
$  3,069     $  6,636
                                                           ========    =========
========     ========

  Average common shares outstanding. . . . . . . . . .       92,977       92,706
93,014       92,802
  Incremental shares resulting from
    assumed exercise of stock options. . . . . . . . .          110          317
61          387
                                                           ________    _________
________     ________
  Average common shares, as adjusted . . . . . . . . .       93,087       93,023
93,075       93,189
                                                           ________    _________
________     ________

  Primary earnings per share
    Income before cumulative effect of change
      in accounting principle. . . . . . . . . . . . .     $   1.44    $    1.42
$    .03     $    .07
    Cumulative effect prior to January 1, 1993,
      of applying SFAS No. 109 . . . . . . . . . . . .           -           .19
- - -            -
                                                           ________    _________
________     ________

    Net income . . . . . . . . . . . . . . . . . . . .     $   1.44    $    1.61
$    .03     $    .07
                                                           ========    =========
========     ========
________________________________________________________________________________
_________________________

                                                                   EXHIBIT 11
                                                                   (Cont.)


CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

COMPUTATION OF PER SHARE EARNINGS (Note 1) (Continued)
(In Thousands, Except Per Share Data)

________________________________________________________________________________
_________________________
                                                               Six Months to
Three Months to
                                                                  June 30
June 30
                                                           ____________________
_____________________
                                                             1994        1993
1994         1993
________________________________________________________________________________
_________________________
FULLY DILUTED EARNINGS PER SHARE

  Income before cumulative effect of change
    in accounting principle. . . . . . . . . . . . . .     $133,987    $ 132,350
$  3,069     $  6,636
  Interest on 7 1/4% Convertible Subordinated
    Debentures, net of tax effect. . . . . . . . . . .        6,048        6,268
3,019        3,093
                                                           ________    _________
________     ________
  Income before cumulative effect of change
    in accounting principle, as adjusted . . . . . . .      140,035      138,618
6,088        9,729
  Cumulative effect prior to January 1, 1993,
    of applying SFAS No. 109 . . . . . . . . . . . . .           -        17,422
- - -            -
                                                           ________    _________
________     ________

  Net income, as adjusted. . . . . . . . . . . . . . .     $140,035    $ 156,040
$  6,088     $  9,729
                                                           ========    =========
========     ========

  Average common shares outstanding. . . . . . . . . .       92,977       92,706
93,014       92,802
  Incremental shares resulting from
    assumed exercise of stock options. . . . . . . . .          181          368
171          430
  Shares issuable from assumed conversion
    of 7 1/4% Convertible Subordinated
    Debentures . . . . . . . . . . . . . . . . . . . .        4,595        4,630
4,595        4,630
                                                           ________    _________
________     ________
  Average common shares, as adjusted . . . . . . . . .       97,753       97,704
97,780       97,862
                                                           ________    _________
________     ________

  Fully diluted earnings per share
    Income before cumulative effect of change
      in accounting principle, as adjusted . . . . . .     $   1.43    $    1.42
$    .06     $    .10
    Cumulative effect prior to January 1, 1993,
      of applying SFAS No. 109 . . . . . . . . . . . .           -           .18
- - -            -
                                                           ________    _________
________     ________

    Net income, as adjusted. . . . . . . . . . . . . .     $   1.43    $    1.60
$    .06(2)  $    .10(2)
                                                           ========    =========
========     ========

________________________________________________________________________________
_________________________

Notes:
(1) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
(2) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because the assumed conversion of the 7 1/4%
     Convertible Subordinated Debentures produces an antidilutive result.